Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silexion Therapeutics Corp of our report dated March 18, 2025, except for the effects of the reverse share split effected July 28, 2025 as discussed in note 1h, as to which the date is August 20, 2025, relating to the financial statements of Silexion Therapeutics Corp, which appears in Silexion Therapeutics Corp's Current Report on Form 8-K dated August 20, 2025.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
February 19, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited